UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2014

 Stanley Black & Decker, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain,		06053
Connecticut		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (860) 225-5111
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 19, 2014, Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) posted supplementary financial information on its website to reflect quarterly and year-to-date operating results and business segment information for the first three quarters of 2014 and full year 2013 excluding the results of the Security segment’s Spain and Italy operations (“Security Spain and Italy”), which management intends to sell. Security Spain and Italy have been excluded from the continuing operations of Stanley Black & Decker as reflected in the supplemental financial information herein. The exclusion of Security Spain and Italy results in a $0.07 and $0.05 increase to diluted GAAP and normalized EPS from continuing operations, respectively, for the year-to-date third quarter 2014. For full year 2013, the exclusion results in a $0.02 increase to diluted GAAP EPS from continuing operations and no impact to diluted normalized EPS from continuing operations. The net operating results of Security Spain and Italy, as well any gain or loss on a future sale, will be reported as a discontinued operation. The supplementary financial information includes the normalized operating results and business segment information adjusted for Security Spain and Italy, as reconciled to GAAP adjusted for Security Spain and Italy, which is considered relevant to aid analysis of the Company’s operating performance aside from the material impact of the merger & acquisition-related charges in the periods presented as well as charges associated with the loss on extinguishment of debt that occurred in the fourth quarter of 2013. A copy of the supplementary financial information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report as if fully set forth herein.
The information furnished pursuant to this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits
99.1 Supplementary financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

December 19, 2014	By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Supplementary financial information